UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 23, 2022

Commission File Number 1-13610

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	75-6446078
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

17950 Preston Road, Suite 600,
Dallas, TX 75252	(972) 349-3200
(Address of principal executive offices)	(Registrant’s telephone number)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	CMCT	Nasdaq Global Market
Common Stock, $0.001 Par Value	CMCT-L	Tel Aviv Stock Exchange
Series L Preferred Stock, $0.001 Par Value	CMCTP	Nasdaq Global Market
Series L Preferred Stock, $0.001 Par Value	CMCTP	Tel Aviv Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 23, 2022, Creative Media & Community Trust Corporation (the “Company”) entered into a Fourth Amended and Restated Dealer Manager Agreement (the “Agreement”) with CIM Service Provider, LLC and CCO Capital, LLC (the “Dealer Manager”), pursuant to which the Dealer Manager has agreed to continue to serve as the exclusive dealer manager for the Company’s offering (the “Offering”) of a maximum of $561,617,379, on an aggregate basis, of Series A1 Preferred Stock, par value $0.001 per share, of the Company (the “Series A1 Preferred Stock”). The terms of the Agreement are consistent with the terms of the Third Amended and Restated Dealer Manager Agreement with CIM Service Provider, LLC and the Dealer Manager and only reflects certain technical changes in light of the Company’s new shelf registration statement on Form S-3 (Reg. No. 333-268032), declared effective by the SEC on November 22, 2022, pursuant to which the Company will conduct the Offering.

The Agreement requires the Dealer Manager to use its reasonable best efforts to sell the shares of Series A1 Preferred Stock offered in the Offering. Subject to the terms, conditions and limitations described in the Agreement, the Company will pay to the Dealer Manager in connection with the Offering (1) a dealer manager fee of up to 3.00% of the aggregate selling price of the Series A1 Preferred Stock sold in the Offering and (2) selling commissions of up to 7.00% of the aggregate selling price of the Series A1 Preferred Stock sold in the Offering. The Dealer Manager reallows the full selling commission and, in its sole discretion, may reallow to another broker-dealer authorized by the Dealer Manager to sell shares in the Offering a portion of the dealer manager fee earned by the Dealer Manager in respect of shares sold by such broker-dealer.

The Dealer Manager is a registered broker dealer and an affiliate of the Company that is under common control with CIM Capital, LLC, an affiliate of CIM Group, L.P. that, through its four wholly-owned subsidiaries (CIM Capital Securities Management, LLC, a securities manager, CIM Capital RE Debt Management, LLC, a debt manager, CIM Capital Controlled Company Management, LLC, a controlled company manager, and CIM Capital Real Property Management, LLC, a real property manager) provides certain services to CIM Urban Partners, L.P., a wholly-owned subsidiary of the Company, pursuant to an investment management agreement, and CIM Service Provider, LLC, an affiliate of CIM Group, L.P. that provides, or arranges for other service providers to provide, management and administration services to the Company and all of its direct and indirect subsidiaries pursuant to a master services agreement.

The description of the Agreement is only a summary and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached to this Form 8-K as Exhibit 1.1, which is incorporated herein by reference.

Item 8.01	Other Events.

The Company filed with the U.S. Securities and Exchange Commission (the “SEC”) a prospectus supplement, dated November 23, 2022 (the “Prospectus Supplement”), to the shelf registration statement on Form S-3 (Reg. No. 333-268032), declared effective by the SEC on November 22 2022, pursuant to which the Company will continue to conduct the Offering.

Venable LLP, counsel to the Company, has issued a legal opinion relating to the validity of the shares offered in the Offering, a copy of which is attached to this Form 8-K as Exhibit 5.1.

Sullivan & Cromwell LLP, counsel to the Company, has issued a legal opinion relating to certain federal income tax consequences of the Offering described in the section of the Prospectus Supplement captioned “Material U.S. Federal Income Tax Consequences”, a copy of which is attached to this Form 8-K as Exhibit 8.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Fourth Amended and Restated Dealer Manager Agreement, dated as of November 23, 2022, by and among Creative Media & Community Trust Corporation, CIM Service Provider, LLC and CCO Capital, LLC.

5.1	Opinion of Venable LLP.

8.1	Opinion of Sullivan & Cromwell LLP.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

23.2	Consent of Sullivan & Cromwell LLP (included in Exhibit 8.1).

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:      November 23, 2022

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION

By:	/s/ David Thompson
	Name:	David Thompson
	Title:	Chief Executive Officer